[Chase Logo]
SERVICER COMPLIANCE STATEMENT
RE: J.P. Morgan Alternative Loan Trust 2007-Al Mortgage Pass-Through Certificates: This Pooling and
Servicing Agreement, dated as of February 1, 2007 (the "Agreement"), by and among J.P. Morgan Acceptance
Corporation I, a Delaware corporation, as depositor (the "Depositor"), HSBC Bank USA, National Association,
as trustee (the "Trustee"), and U.S. Bank National Association, in its dual capacities as master servicer (the
"Master Servicer") and securities administrator (the "Securities Administrator"), and acknowledged by J.P.
Morgan Mortgage Acquisition Corp., a Delaware corporation, as seller (the "Seller"), for purposes of Sections
2.04 and 2.05 and JPMorgan Chase Bank, National Association, a national banking association, as a custodian and The Bank of New York Trust Company, National Association, as a custodian (each a "Custodian") for purposes of Sections 11.02, 11.06, 11.07, and 11.09
The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association, as servicer (the
"Servicer") pursuant to the J.P. Morgan Alternative Loan Trust 2007-Al Mortgage Pass-Through Certificates
(The "Agreement"), does hereby certify that:
(1)
A review of the activities of the Servicer during the calendar year ending December 31,
2007 and of the performance of the Servicer under the Agreement has been made under my supervision; and
(2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Date: 02/28/2008
JPMorgan Chase Bank, National Association,
as Servicer
By: /s/ David Lowman
Name: David Lowman
Title: Executive Vice President
[Chase Logo]
SUBSERVICER COMPLIANCE STATEMENT
RE: J.P. Morgan Alternative Loan Trust 2007-Al Mortgage Pass-Through Certificates: This Pooling and
Servicing Agreement, dated as of February 1, 2007 (the "Agreement"), by and among J.P. Morgan Acceptance
Corporation I, a Delaware corporation, as depositor (the "Depositor"), HSBC Bank USA, National Association,
as trustee (the "Trustee"), and U.S. Bank National Association, in its dual capacities as master servicer (the
"Master Servicer") and securities administrator (the "Securities Administrator"), and acknowledged by J.P.
Morgan Mortgage Acquisition Corp., a Delaware corporation, as seller (the "Seller"), for purposes of Sections
2.04 and 2.05 and JPMorgan Chase Bank, National Association, a national banking association, as a custodian and The Bank of New York Trust Company, National Associa tion, as a custodian (each a "Custodian") for purposes of Sections 11.02, 11.06, 11.07, and 11.09
The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:
(1) CHF is a Subservicer under the Agreement
(2)
A review of the activities of CHF during the calendar year ending December 31, 2007 and of the performance of CHF under the Agreement has been made under our supervision; and
(3)
To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.
Date: 02/28/2008
Chase Home Finance LLC, as Subservicer
By: s/s Kim Greaves
Name: Kim Greaves
Title: Senior Vice President
Servicing Manager
By: /s/ Jim Miller
Name: Jim Miller
Title: Senior Vice President
Default Servicing Manager